                                                                    EXHIBIT 10.3

The following is a draft proposal and does not constitute a commitment on the part of the herein named Lessor to lease the subject premises to the herein named Lessee. The Lessor reserves the right to change or withdraw this proposal without notice at any time prior to the execution by the Lessor of a mutually satisfactory lease agreement.

                         STANDARD FORM COMMERCIAL LEASE
                         ------------------------------

1.  PARTIES
     (fill in)
          Rita A. Cannistraro, as Trustee of Metro Realty Trust, 80 Rosedale Road, Watertown, MA 02172.

          LESSOR, which expression shall include her heirs, successors, and assigns where the context so admits does hereby lease to Control Delivery Systems, Inc., a Delaware Corporation, of 80 Rosedale Rd. Watertown, MA

          LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2.  PREMISES
     (fill in and include,
     if applicable, suite
     number, floor
     number, and
     square feet)

               The first floor of the building at 313 Pleasant Street, Watertown, MA, comprising approx. 11,250 rentable square feet (including walls and attributable common areas), as shown on Exhibit A hereto. The building consists of approximately 52, 785 square feet. Together with the right to use in common, with other entitled thereto, the hallways, stairways, necessary for access to said leased premises.

3.  TERM
     (fill in)
          The term of this lease shall be for    SEE 22A.

4.  RENT
     (fill in)
          The LESSEE shall pay to the LESSOR rent at the rate of    SEE 22B for
          RENT.

5.  SECURITY
     DEPOSIT
     (fill in)

          Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of ($13,125.00) dollars, which shall be held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE's satisfactory compliance with the conditions hereof.

6.  RENT
     ADJUSTMENT
     (fill in)
          SEE 22.B.  for ADDITIONAL RENT.

7.  UTILITIES
     (fill in or delete)
     and services

          LESSEE shall pay for all LESSEE's utilities, water and sewer use charges, including heating fuel and electricity and air conditioning. Continued in 22.C. LESSOR agrees to furnish reasonable heat to the leased premises, the hallways.

10.  FIRE
     INSURANCE

          The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the lease premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

11.  MAINTENANCE
     OF PREMISES

          The LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises. Continued in 22.K.

12.  ALTERATIONS-
     ADDITIONS

          The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.  ASSIGNMENT-
     SUBLEASING

          The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease, with respect to any assignments or subletting for which the consent of Lessor is required.
          Continued in 22.L.

14.  SUBORDINATION

          This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, provided that such instrument recognizes Lessee's rights hereunder.

15.  LESSOR'S
     ACCESS
          The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alternations as LESSOR should elect to do and may show the leased premises to other, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation. Lessor shall not unreasonably interfere with the conduct of Lessee's business in performing such activities.

16.  INDEMNIFICATION
     AND LIABILITY
     (fill in)

          The LESSEE shall be liable for all loss and damage to Lessee's property occasioned by the use or escape of water or by the bursting of pipes, unless such loss is caused by the neglect of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be Lessor's responsibility.

17.  LESSEE'S
     LIABILITY
     INSURANCE
     (fill in)

          The LESSEE shall maintain with respect to the leased premises and the property, of which the leased premises are a part, comprehensive public liability insurance in the amount of $1,000,000. with property damage insurance in limits of $500,000 (on Lessee's personal property) in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the ________________________.

19.  DEFAULT
     AND BANKRUPTCY
          In the event that:
          (a) The LESSEE shall in the payment of any installment of rent or other sum herein specified and default shall continue for ten
               (10) days after written notice thereof; or

          (b) The LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty
               (30) days after written notice thereof; or

          (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors,

          then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's affects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may reasonably incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of six (6) per cent annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.  NOTICE
     (fill in)

          Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, *addressed to the LESSEE. Any notice from the LESSEE to the LEEOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid*, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at 80 Rosedale Road, Watertown, MA 02172.

          *or other recognized overnight delivery service that provides a return receipt.

21.  SURRENDER

          The LESSEE shall at the expiration or other termination of this lease remove all LESSEE's goods and effects from the lease premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESEE shall delivery to the LESSOR the leased premises and all keys, locks hereto, and other fixtures connected therewith and all alternations and additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or s they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. IN the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22.  OTHER
     PROVISION

          It is also understood and agreed that the attached RIDER and PLAN are parts of this lease.

22.A.  TERM:

          The initial term of this Lease shall be for four (4) years and sixteen
          (16) days, commencing on November 15, 1999 and ending November 30,
          2003.
          Notwithstanding the foregoing, in the event the present tenant holds over in violation of its agreement to vacate the premises on November 10, 1999, the Lessor will use its best efforts to evict the existing tenant from the premises and the commencement of the term of this Lease shall be delayed accordingly.

22.B.  BASE RENT; ADDITIONAL RENT.

BASE RENT:

          For the first two years of the initial lease term (through November 30, 2001), the Lessee shall pay to the Lessor base rent at the rate of One Hundred Fifty-Seven Thousand Five Hundred Dollars ($157,500) per year, payable in advance in monthly installments of Thirteen Thousand One Twenty-Five Dollars ($13,125) on the first day of each month. Lessee shall pay the first partial month's base rent, which shall be equal to $6,562.50 (one half the monthly rent) upon execution of this Lease.

          The base rent for the third year of the initial lease term (December 1, 2001 through November 30, 2002) shall be increased in the event the Consumer Price Index, All Urban Consumers, All Items, (1982-84=100), Boston, MA, published by the Bureau of Labor Statistics, or any comparable successor or substitute index designated by the Lessor, for the month of November, 2001, reflects an increase in the cost of living over and above the cost of living as reflected in the Consumer Price Index for the Boston area for the month November, 1999. The percentage increase in the amount of the base rent shall be equal to the percentage increase in the CPI over such period. Pending Lessor's determination of the rent increase, Lessee shall pay its current base rent amount when due for December, 2001, and Lessee shall pay any further amount due within 5 business days of its receipt of Lessor's notice of the new rent amount. There shall be no base rent increase for the fourth year of the initial lease term; Lessee shall pay the same base rental as paid during the third year.

ADDITIONAL RENT
     The Lessee shall pay to the Lessor as Additional Rent:

  o Reimbursement for 21.2% of real estate taxes levied against the land and building of which the premises are a part.

  o Reimbursement for 21.2% of premiums for fire and extended coverage on the building and improvements thereto, with policy limits to be consistent with replacement values.

  o Reimbursement for 21.2% of common area costs for the property of which the premises are a part, including, but not limited to:

     *  Landscaping
     *  Cleaning and snow removal of paved parking areas
     *  Exterior and common area lighting
     * Electricity for heat pumps used to heat and cool, and light the common areas; and electricity used to circulate water to the HVAC system throughout the entire building
     *  Cleaning of the common areas
     *  Rest room supplies
     *  Elevator maintenance
     *  Rubbish dumpster and disposal
     *  HVAC maintenance
     *  Fire Alarm testing

  o Reimbursement for 21.2% of the cost of gas used to furnish hot water and hot air to the HVAC system throughout the entire building

  o Reimbursement for 21.2% of the cost of water and sewer usage within the building

     The Lessee shall pay this Additional Rent in monthly installments on the first day of each month with the base rent, in an amount established by the Lessor to be sufficient to cover these reimbursements. Under-or overpayments shall be reconciled at reasonable intervals. Any amount due will be paid within 30 days of Lessee's receipt of notice of the shortfall. The Lessor's initial estimate of these installments is $2,900.00 per month.

     The Lessee shall pay the Additional Rent for the half-month of November, 1999 upon the execution of this lease.

     The following items shall not be included as part of the common area costs:

  o leasing commission (including brokerage fees and commissions) and other expenses incurred for leasing and improving space for tenants.

  o costs incurred by landlord for alterations, additions, repairs, replacements, tools and improvements that are considered capital in nature under generally accepted accounting principles consistently applied.

  o interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money.

  o repairs or other work needed because of fire or other casualty insured against or required to be insured against under this Lease and work needed because of eminent domain takings.

  o costs incurred to test, remove and otherwise remedy hazardous materials from the building

  o fees and expenses paid by the Lessor for buildings owned by it other than the building covered by this Lease.

22.C. EXTENSION OPTION. Lessee shall have an option to extend the lease for an additional three (3) year term provided that 1) Lessee notifies Lessor in writing of its desire t extend the lease not later than six months prior to the expiration of the initial lease term, and 2) Lessee is not in default under this Lese at the time of such notice or at the commencement of the extension term. The rent payable for the first year of the extension term shall be the lesser of $21.00 per square foot ($236,250.00) or 85% of market rent in the area for comparable space. If the parties are not able to agree upon the market rent within 30 days after Lessee's notice of its intent to extend, then each party shall retain a qualified independent appraiser to make a determination of such market rent within the next fourteen day period. The parties are still unable to reach appraisals and negotiate in good faith. If the parties are still unable to reach agreement, then Lessee shall have the option to extend at the $21.00 per square foot amount, or to not exercise its extension option by written notice to Lessor not later than four months prior to the expiration of the initial lease term. If the lease is extended, then the rent shall be increased at the commencement of each of the second and third years of the extension term by the percentage increase in the CPI over the prior 12 months, such increase to be determined in the same manner as set forth in
      Section 22B.

22.D. UTILITIES; CLEANING. The Lessee shall pay for all utilities consumed within the premises, including but not limited to, electricity for lights, power, and air-conditioning. The Lessor represents that the premises are separately metered for electricity.

22.E. PARKING. The Lessee shall have 8 parking spaces designated by Lessor that will be for Lessee's exclusive use during business hours, provided that Lessor shall have no responsibility to monitor or enforce the use of those spaces. In addition, Lessee shall be entitled to park, in common with others entitled thereto, a minimum of 12 cars in the paved parking area on the property of which the premises are a part. The Lessor shall have the right to establish reasonable rules and regulations governing the use of the parking areas.

22.F. NOTICE OF LEASE: The Lessor and the Lessee agree not to record this lease, but each party will, on request of the other, execute, acknowledge and deliver a notice of lease in such form as required by applicable statute.

22.G. GOVERING LAW: This lease shall be governed by and construed according to the laws of The commonwealth of Massachusetts.

22.H. ENTIRE AGREEMENT: This instrument and any schedules or exhibits attached hereto contain the entire and only agreement between the parties with respect to the lease of the demised premises and no oral statements or representations or any prior written matter not contained in this instrument shall have any force or effect.

22.I. WAIVER OF SUBROGATION: The Lessor and the Lessee each hereby release the other from any and all liability or responsibility to the other by way of subrogation or otherwise for any loss or damage to leased premises, building or land caused by fine or other extended coverage casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair the coverage of said polices or prejudice the right of releasor to recover thereunder. the Lessor and the Lessee agree that their respective policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra party shall advise the other thereof and of the amount of the extra costs, and the other party, at its election, may pay the same but shall not be obligated to do so.

22.J. TOXIC WASTE: No hazardous materials or chemical substances shall be stored, used, processed, or disposed of in any manner whatsoever in violation of any local, state, or federal laws or regulations and only in accordance with the highest standards of the industry. Lessee shall not permit the release, discharge, emission, or leakage of any hazardous materials or chemical waste in, on or about the Premises. No such materials or substances shall be brought onto the premises, except in the ordinary course of Lessee's business, provided that Lessee meets all requirements imposed by law and obtains all necessary licenses and permits. Immediately after such use, Lessee shall dispose of all hazardous waste or materials using licensed transporters and disposers and shall keep adequate and detailed records of such disposition. Lessee shall identify all such materials and substances whenever reasonably requested by Lessor and shall permit Lessor to inspect the storage areas at the premises from time to time upon reasonable prior notice. In the event of any discharge or leakage of such materials, Lessee shall be solely responsible for the reporting and cleaning up of the discharge according to the laws and regulations. No discontinued equipment or substances shall be allowed to remain on the Premises or shall be abandoned thereon. without limitation, hazardous substances shall include such substances described in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. and the regulations adopted thereunder, and hazardous materials shall include such materials shall include such materials described in the Resource Conservation and Recovery Act, as amended, M.G.L Chapter 21, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21 E, and the regulations adopted under these acts. In addition, Lessee shall execute affidavits, representations, and the like from time to time at Lessor's reasonable request concerning Lessee's best knowledge and belief regarding the presence or absence of hazardous materials on the Premises pertaining thereto. In all events, materials on the Premises occurring while Lessee is in possession, unless caused by the Lessor and/or its grants, employees, licensees, or invitees. (At the request or Lessor, Lessee will from time to time confirm such indemnity to mortgagees directly with such mortgages.)

      Lessee shall take all reasonably necessary measures, taking into account present unsecured access, to prevent all persons without exception, including trespassers, from bringing onto the Premises and disposing thereon any hazardous materials or chemical substances.

      Lessee shall deliver to Lessor, within five days after Lessee receives same, copies of all letters, inquiries, summons, subpoenas, complaints, restraining orders, and any other written communication received by Lessee, and written notice of any oral communication received by Lessee, related to Lessee's compliance or noncompliance, or the compliance or noncompliance of any activities being conducted on or from the Premises with any laws, orders, regulations and the like of any governmental authorities or any public body relating to Hazardous Waste, Hazardous Materials, Oil or radioactive material.

      Lessee shall be solely responsible for becoming informed of any amendments made from time to time to the laws and regulations referred to in section 9 of this lease; the Lessor shall not be obligated to notify Lessee of any of said amendments.

      The above paragraphs regarding Lessee's responsibilities for control of hazardous materials are key elements of this agreement, and Lessee's failure to comply shall constitute a material breach of this lease.

22.K. MAINTENANCE
      (Continued):

      The Lessor agrees to maintain the building of which the leased premises are part, to make necessary cosmetic repairs to the building, and to make all necessary structural repairs in and to the leased premises, the building and land, including but not limited to the roof, steel footings, exterior walls, sprinkler lines, underground or underslab utilities, and also including the electrical, mechanical, plumbing, and other systems serving the building generally and to keep the parking areas, driveways, and walkways on the land in good condition, free to snow and ice and sanded as appropriate.

22.L. ASSIGNMENT
      SUBLEASING (Continued)

      The Lessor shall notify Lessee of Lessor's decision and reasons therefor within ten (10) days of the Lessee's request for consent to a proposed assignment or subletting. the failure of the Lessor to provide such written notice of the Lessee within said ten (10) day period shall be deemed consent by the Lessor to the proposed assignment or subletting.

      Notwithstanding the forgoing, Lessee may assign this lease or sublet any portion of the leased premises without the consent of the Lessor to any of the following: (i) any corporation which controls, or is controlled by or under, the Lessee; (ii) any corporation resulting from the merger or consolidation of the Lessee; or (iii) any person or entity that acquires all of the operating assets or stock of the Lessee; provided, however, that in any such event of assignment or subleasing Lessee shall remain liable for the full performance of all terms and conditions of this lease.

22.M. QUIET
      ENJOYMENT:

      The Lessor represents that it has full power and right to execute and perform this lease, and covenants that the Lessee, on paying the rents as herein provided and performing its covenants and obligations hereunder, shall peaceably and quietly have, hold, and enjoy the leased premises during the full term of this lease.

22.N. FIRE CASUALTY
      EMINET DOMAIN
      (Continued)

      For the purposes of Section 18, herein a `substantial portion' of the leased premises or of the property of which they are a part shall be defined as any portion of said premises or property that is necessary for the operation by the Lessee of its business at the leased premises, the damage to or taking of which renders the leased premises substantially unsuitable for its intended use.

22.O. CONDITION OF PREMISES

      Prior to the commencement of the lease term, the Lessor will replace light bulbs as necessary and any damaged ceiling tiles. The premises shall be delivered free of unwanted items of personal property from the prior tenancy. The parties acknowledge that Lessee may purchase certain items from the existing tenant and that Lessor and Lessee will walk the premises following the departure of the existing tenant to identify any items that Lessor needs to remove. ON the western half of the premises, Lessor will replace the existing carpet and repaint the walls, provided that Lessor and Lessee shall share the cost for the same equally. Lessee will be responsible for moving furniture, wall hanging, etc., in order to accommodate the foregoing work. Except as provided in the preceding sentence, the Lessee shall accept the leased premises "as is" in their condition as of the commencement of the term of this Lease, and the Lessor shall be obligated to perform to work whatsoever in order to prepare the leased premises for occupancy by the Lessee.

22.P. FORCE MAJEURE

      In the event that the Lessor is prevented or delayed from making any repairs or performing any other covenant hereunder by reason of any cause reasonably beyond the control of the Lessor, the Lessor shall not be liable to the Lessee therefor not, except as expressly otherwise provided case of casualty of taking, shall the Lessee be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by the Lessee that such failure constitutes actual or constructive eviction from the leased premises or any part thereof.

22.Q. LATE CHARGE

      If base rent, additional rent or any other sum payable hereunder remains outstanding for a period then (10) days, the Lessee shall pay to the Lessor a late charge equal to one and one-half percent (1.5%) of the amount due for each month or portion thereof during which the arrearage continues.

22.R. LIABILITY OF OWNER

      No Owner of the property of which the leased premises are a part shall be liable hereunder except for breaches of Lessor's obligations occurring during the period of such ownership. The obligations of the Lessor shall be binding upon the Lessor's interest in said property, but not upon other assets of the Lessor, and no individual partner agent, trustee, stockholder, officer, director, employee, beneficiary of the Lessor shall be personally liable for performance of the Lessor's obligations hereunder.

22.S. RIGHT OF FIRST REFUSAL

      Lessor agrees that during the term of the Lease, as it may be extended, Lessor shall notify Lessee of any space that become available in the building at 313 Pleasant Street and will provide Lessee the opportunity to lease the space on the terms. Lessee must respond to Lessor's offer to lease within 21 days. The foregoing shall not apply to the Lessor's entering into a new lease with an existing tenant of the building for space it then occupies, or any space as to which any tenant has a right of first refusal then occupies, or any space as to which any tenant has a right of first refusal entered into in writing prior to October 1, 1999.

22.T. BROKERS

      Each party represent and warrants that there is no brother's fee or commission payable to anyone in connection with the negotiation and/or signing of this Lease and each party will indemnify the other for any such fees due to anyone claiming through such party.

22.U. OTHER LEASE

      The Lease dated October 24, 1995 by and between the Lessor and the Lessee for the premises at 80 Rosedale Road shall terminate effective November 30, 1999 (which date shall be postponed by an equal number of days in the event of a delayed commencement of this lease). On or before such termination date, Lessee shall vacate the premises at 80 Rosedale Road and remove all of its belongings. Within 14 days of such termination date, Lessor will inspect the premises and determine the actual operating expense reimbursement amount for the period through November 30. Upon satisfactory inspection of the premises, Lessor will return Lessee's security deposits, as a adjusted for the amount, if any, by which the actual operating expenses for the period differ from the amount paid by Lessee.